UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2011

AMERON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9102	77-0100596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 South Los Robles Avenue

Pasadena, California 91101

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (626) 683-4000

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2011, Ameron International Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with National Oilwell Varco, Inc., a Delaware corporation (“Parent”), and NOV Sub A, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger, each outstanding share of common stock, par value $2.50 per share, of the Company (“Common Stock”) (other than shares (i) owned by Parent, Merger Sub, or any other direct or indirect wholly-owned subsidiary of Parent (ii) held in the treasury of the Company, (iii) owned by any direct or indirect wholly-owned subsidiary of the Company or (iv) owned by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $85.00 in cash (the “Merger Consideration”), and each option to purchase a share of Common Stock will be converted into the right to receive the Merger Consideration, net of the option exercise price, in each case less applicable withholding taxes and without interest.

The Company has made various representations and warranties and agreed to certain covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the effective time of the Merger, public disclosures and other matters.

Consummation of the Merger is subject to customary conditions, including approval of the Merger Agreement and the Merger by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of any material adverse effect on the Company’s business and other customary closing conditions. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).

The Merger Agreement contains certain termination rights for the parties, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement also provides that, in certain circumstances, the Company would be required to pay Parent a termination fee of $20 million and up to $2.5 million of expense reimbursements.

The Merger Agreement has been unanimously approved by the Board of Directors of the Company, and the Board has resolved to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated therein.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2011, the Company entered into the Third Amendment to Amended and Restated Employment Agreement (the “Third Amendment”) with its Chairman, President and Chief Executive Officer, James S. Marlen. The Third Amendment extended the term of the Amended and Restated Employment Agreement to the latest of: (i) March 31, 2012, (ii) the consummation of the Merger and (iii) the termination of the Merger Agreement in accordance with its terms, subject to earlier termination in accordance with Paragraphs 2.1 and 10 of the Amended and Restated Employment Agreement, as amended. The Third Amendment also clarified that the restricted stock award granted to Mr. Marlen on February 1, 2011 shall immediately vest in full upon the consummation of a change of control (as defined in the Amended and Restated Employment Agreement, as amended).

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01. Other Events.

On July 5, 2011, the Company jointly issued a press release with Parent relating to the proposed Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 1, 2011, by and among Ameron International Corporation, National Oilwell Varco, Inc., and NOV Sub A, Inc.

10.1	Third Amendment to Amended and Restated Employment Agreement, dated as of July 1, 2011, by and between Ameron International Corporation and James S. Marlen

99.1	Press release, dated as of July 5, 2011

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed transaction and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Parent and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and, except as required by law, neither the Company nor Parent undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Parent; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; litigation or adverse judgments relating to the proposed transaction; risks relating to the consummation of the contemplated transaction, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the documents filed respectively by the Company and Parent with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010 and Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant documents concerning the transaction with the SEC. COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proxy statement and other documents incorporated by reference in the proxy statement will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Ameron International Corporation, 245 South Los Robles Avenue, Pasadena, California 91101, Attention: Secretary.

The Company and its directors and officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s most recent definitive proxy statement, which was filed with the SEC on February 28, 2011. Certain directors and executive officers of the Company may have direct or indirect interests in the proposed transaction that may be different from those of the Company’s stockholders generally. Investors may obtain additional information regarding such interests by reading the proxy statement and other relevant documents that the Company will file with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERON INTERNATIONAL CORPORATION

By:	/s/ Leonard J. McGill
Name:	Leonard J. McGill
Title:	Senior Vice President, Secretary & General Counsel

Dated: July 5, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 1, 2011, by and among Ameron International Corporation, National Oilwell Varco, Inc., and NOV Sub A, Inc.

10.1	Third Amendment to Amended and Restated Employment Agreement, dated as of July 1, 2011, by and between Ameron International Corporation and James S. Marlen

99.1	Press release, dated as of July 5, 2011

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.